Exhibit 10.4

AMENDMENT NO. 1
TO
CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of the 6th day of November, 2015, but effective as of May 27, 2015, among LGI HOMES, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, each of the financial institutions party thereto (the “Lenders”), the Administrative Agent, Wells Fargo Securities, LLC, as lead arranger, and Deutsche Bank Securities Inc. and Fifth Third Bank, as documentation agents, have entered into that certain Credit Agreement, dated as of May 27, 2015 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Administrative Agent and the Borrower amend the Credit Agreement to cure an omission from Section 2.17 of the Credit Agreement; and

WHEREAS, pursuant to Section 13.7(d) of the Credit Agreement, the Administrative Agent and the Borrower are permitted, without any further action or consent of any of other party to the Credit Agreement, to amend the Credit Agreement to cure, among other things, any jointly identified omission from any provision of the Credit Agreement so long as to do so would not adversely affect the interests of the Lenders and the Issuing Bank;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 13.7(d) of the Credit Agreement, the parties hereto do hereby agree as follows:

1.    DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2.        AMENDMENT TO THE CREDIT AGREEMENT.

2.1    Amendment to Section 2.17. Section 2.17 of the Credit Agreement shall be amended by deleting the first sentence of such paragraph and adding the following sentence in lieu thereof (added text has been denoted in bold and double underline below):

The Borrower shall have the right to request increases from time to time in the aggregate amount of the Revolving Commitments by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of increases to the Revolving Commitments shall not exceed $75,000,000.00.
3.    REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

3.1    The Amendment. This Amendment has been duly and validly executed by an authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. This Amendment does not adversely affect the interests of the Lenders and the Issuing Bank.

3.2    Credit Agreement. The Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and remain the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement (as amended hereby) and the other Loan Documents.

3.3    Claims and Defenses.     As of the date of this Amendment, the Borrower has no defenses, claims, counterclaims or setoffs with respect to the Credit Agreement (as amended hereby) or any other Loan Document or its Obligations thereunder or with respect to any actions of the Administrative Agent, any Lender or any of their respective officers, directors, shareholders, employees, agents or attorneys, and the Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and release the Administrative Agent, any Lender and each of their respective officers, directors, shareholders, employees, agents and attorneys from the same.

4.    REAFFIRMATION.

The Borrower hereby acknowledges and agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of the Borrower under the Credit Agreement or under any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations incurred under the Loan Documents, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects.

5.    CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to each of the following conditions precedent:

5.1    Amendment No. 1 to Credit Agreement. The Administrative Agent shall have received an original counterpart of this Amendment, executed and delivered by a duly authorized officer of the Borrower.

6.    MISCELLANEOUS.

6.1    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

6.2    Severability. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

6.3    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile, in portable document format (“PDF”) or other similar electronic means shall be effective as manual delivery of such counterpart; provided, however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart delivered by or on behalf of such party.

6.4    Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement, as amended by this Amendment.

6.5    Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.

BORROWER:

LGI HOMES, INC.,
a Delaware corporation

By: /s/ Eric T. Lipar
Name: Eric T. Lipar
Title:     Chief Executive Officer

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Douglas K. Carman
Name: Douglas K. Carman
Title: Senior Vice President